For Period Ending 06/30/05

File No. 811-2224

Item 77C.  Submission of matters to a vote of security holders

A Special Meeting of Shareholders of MML Money Market Fund, MML Inflation-Protected Bond Fund, MML Managed Bond Fund, MML Blend Fund, MML Equity Fund, MML Enhanced Index Core Equity Fund, MML Small Cap Equity Fund and MML Small Company Opportunities Fund (each a “Fund”), each a series of MML Series Investment Fund (the “Trust”) was held on April 18, 2005.  Notice of the meeting, and a Proxy Statement, were distributed on or about March 17, 2005 to shareholders of record as of February 18, 2005.  The results of the vote on the matters submitted to shareholders at the Special Meeting are as follows:

Proposal 1:       To approve the reorganization of each Fund from a separate series of the Trust, a Massachusetts business trust, into a separate, corresponding series of MML Series Investment Fund II, a newly organized Massachusetts business trust, pursuant to an Agreement and Plan of Reorganization of the Fund.

Proposal 1: Approval of reorganization of each Fund	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	646,675.448	71.526	129,430.324	14.315	125,218.005	13.850
MML Inflation-Protected Bond Fund	6,684,511.715	5,572,033.973	83.260	484,928.140	7.246	627,549.602	9.377
MML Managed Bond Fund	11,337,884.930	9,661,145.874	84.878	662,576.314	5.821	1,014,162.742	8.910
MML Blend Fund	18,520,317.670	14,404,981.810	77.777	2,173,857.615	11.737	1,941,478.245	10.482
MML Equity Fund	22,010,054.727	18,571,396.831	84.377	1,707,609.417	7.758	1,731,048.479	7.864
MML Enhanced Index Core Equity Fund	569,883.979	394,410.683	69.133	75,733.655	13.275	99,739.641	17.483
MML Small Cap Equity Fund	3,392,205.483	2,920,718.138	86.101	184,388.022	5.435	287,099.323	8.464
MML Small Company Opportunities Fund	2,515,934.949	2,214,630.576	88.018	132,308.774	5.258	168,995.599	6.717

Proposal 2A:    To approve an amendment to certain Funds’ fundamental investment restrictions with respect to diversification of investments.

Proposal 2A: Approve amendment to certain Funds’ fundamental investment restrictions with respect to diversification of investments.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	657,101.956	72.679	132,320.115	14.635	111,901.706	12.377
MML Inflation-Protected Bond Fund	6,684,511.715	5,519,446.451	82.474	516,614.076	7.719	648,451.188	9.690
MML Managed Bond Fund	11,337,884.930	10,027,107.788	88.093	502,024.223	4.411	808,752.919	7.105
MML Blend Fund	18,520,317.670	15,115,017.626	81.610	1,774,685.423	9.582	1,630,614.621	8.804
MML Equity Fund	22,010,054.727	18,889,646.656	85.823	1,627,079.883	7.392	1,493,328.188	6.784
MML Enhanced Index Core Equity Fund	569,883.979	400,101.265	70.131	89,135.703	15.624	80,647.011	14.136
MML Small Cap Equity Fund	3,392,205.483	2,983,895.147	87.963	172,785.567	5.094	235,524.769	6.943

Proposal 2B:    To approve the elimination of certain Funds’ fundamental investment restrictions with respect to purchasing securities on margin.

Proposal 2B: Approve the elimination of certain Funds’ fundamental investment restrictions with respect to purchasing securities on margin.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	513,308.322	56.775	240,628.553	26.614	147,386.902	16.302
MML Managed Bond Fund	11,337,884.930	8,550,225.215	75.118	1,701,130.309	14.946	1,086,529.406	9.545
MML Blend Fund	18,520,317.670	12,892,286.229	69.609	3,804,342.883	20.541	1,823,688.558	9.846
MML Equity Fund	22,010,054.727	16,246,565.095	73.814	4,125,208.946	18.743	1,638,280.686	7.442
MML Small Company Opportunities Fund	2,515,934.949	1,909,550.641	75.893	463,643.389	18.426	142,740.919	5.674

Proposal 2C:    To approve an amendment to each Fund’s fundamental investment restriction with respect to investment in commodities and commodity contracts.

Proposal 2C: Approve an amendment of each Fund’s fundamental investment restriction with respect to investments in commodities and commodity contracts.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	564,938.915	62.485	222,668.385	24.629	113,716.477	12.577
MML Inflation-Protected Bond Fund	6,684,511.715	5,227,775.533	78.116	722,368.766	10.794	734,367.416	10.973
MML Managed Bond Fund	11,337,884.930	9,245,143.144	81.224	1,121,493.424	9.852	971,248.362	8.533
MML Blend Fund	18,520,317.670	13,747,234.967	74.225	3,015,548.013	16.282	1,757,534.690	9.489
MML Equity Fund	22,010,054.727	17,434,563.347	79.212	2,792,400.308	12.687	1,783,091.072	8.100
MML Enhanced Index Core Equity Fund	569,883.979	360,337.913	63.161	128,899.055	22.594	80,647.011	14.136
MML Small Cap Equity Fund	3,392,205.483	2,807,903.398	82.775	298,737.648	8.807	285,564.437	8.418
MML Small Company Opportunities Fund	2,515,934.949	2,034,576.212	80.862	332,716.948	13.223	148,641.789	5.908

Proposal 2D:    To approve the elimination of certain Funds’ fundamental investment restrictions with respect to purchasing securities of companies less than three years old.

Proposal 2D: Approve the elimination of certain Funds’ fundamental investment restrictions with respect to purchasing securities of companies less than three years old.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	518,784.443	57.380	258,763.300	28.621	123,776.034	13.690
MML Managed Bond Fund	11,337,884.930	8,669,930.089	76.170	1,660,866.384	14.592	1,007,088.457	8.847
MML Blend Fund	18,520,317.670	13,070,474.558	70.571	3,597,162.471	19.422	1,852,680.641	10.003
MML Equity Fund	22,010,054.727	16,736,898.280	76.042	3,569,289.581	16.217	1,703,866.866	7.740

Proposal 2E:     To approve an amendment to each Fund’s fundamental investment restriction with respect to investment in real estate.

Proposal 2E: Approve an amendment to each Fund’s fundamental investment restriction with respect to investment in real estate.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	693,113.214	76.662	96,252.587	10.646	111,957.976	12.383
MML Inflation-Protected Bond Fund	6,684,511.715	5,494,547.304	82.102	529,130.527	7.906	660,833.884	9.875
MML Managed Bond Fund	11,337,884.930	9,841,864.606	86.466	630,164.049	5.536	865,856.275	7.607
MML Blend Fund	18,520,317.670	15,066,057.681	81.346	1,783,292.733	9.628	1,670,967.256	9.022
MML Equity Fund	22,010,054.727	18,900,160.075	85.870	1,599,075.467	7.266	1,510,819.185	6.863
MML Enhanced Index Core Equity Fund	569,883.979	402,429.192	70.539	86,807.776	15.216	80,647.011	14.136
MML Small Cap Equity Fund	3,392,205.483	2,981,616.189	87.896	177,829.602	5.242	232,759.692	6.862
MML Small Company Opportunities Fund	2,515,934.949	2,204,167.913	87.602	174,470.613	6.934	137,296.423	5.457

Proposal 2F:     To approve an amendment to certain Funds’ fundamental investment restrictions with respect to participation in the underwriting of securities.

Proposal 2F: Approve an amendment to certain Funds’ fundamental investment restrictions with respect to participation in the underwriting of securities.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing Shares	Abstain	% of Out- Standing shares
MML Inflation-Protected Bond Fund	6,684,511.715	5,213,523.034	77.903	671,358.705	10.031	799,629.976	11.949
MML Enhanced Index Core Equity Fund	569,883.979	396,354.804	69.474	92,882.164	16.281	80,647.011	14.136
MML Small Cap Equity Fund	3,392,205.483	2,834,626.258	83.563	271,495.956	8.003	286,083.269	8.434

Proposal 2G:    To approve an amendment to a Fund’s fundamental investment restriction with respect to participation in the underwriting of securities and purchasing restricted securities.

Proposal 2G: Approve amendment to a Fund’s fundamental investment restriction with respect to participation in the underwriting of securities and purchasing restricted securities.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Small Company Opportunities Fund	2,515,934.949	2,070,965.765	82.308	258,733.160	10.283	186,236.024	7.402

Proposal 2H:    To approve an amendment to each Fund’s fundamental investment restriction with respect to making loans.

Proposal 2H: Approve an amendment of each Fund’s fundamental investment restriction with respect to making loans.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	560,133.804	61.954	216,598.423	23.957	124,591.550	13.780
MML Inflation-Protected Bond Fund	6,684,511.715	4,985,354.945	74.493	1,004,288.790	15.007	694,867.980	10.383
MML Managed Bond Fund	11,337,884.930	9,147,637.436	80.367	1,316,343.877	11.565	873,903.617	7.677
MML Blend Fund	18,520,317.670	13,545,635.196	73.137	3,099,586.512	16.735	1,875,095.962	10.124
MML Equity Fund	22,010,054.727	16,907,436.475	76.817	3,473,561.090	15.781	1,629,057.162	7.401
MML Enhanced Index Core Equity Fund	569,883.979	372,208.121	65.242	117,028.847	20.513	80,647.011	14.136
MML Small Cap Equity Fund	3,392,205.483	2,680,212.113	79.011	441,434.516	13.013	270,558.854	7.976
MML Small Company Opportunities Fund	2,515,934.949	1,943,102.586	77.226	415,199.687	16.502	157,632.676	6.265

Proposal 2I:      To approve an amendment to certain Funds’ fundamental investment restrictions with respect to borrowing money and issuing senior securities.

Proposal 2I: Approve an amendment of certain Funds’ fundamental investment restrictions with respect to borrowing money and issuing senior securities.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	576,522.603	63.767	211,839.053	23.430	112,962.121	12.494
MML Inflation-Protected Bond Fund	6,684,511.715	4,826,790.044	72.124	1,100,057.341	16.438	757,664.330	11.321
MML Managed Bond Fund	11,337,884.930	8,760,331.066	76.964	1,476,857.656	12.975	1,100,696.208	9.670
MML Blend Fund	18,520,317.670	12,824,226.234	69.242	3,795,181.070	20.491	1,900,910.366	10.263
MML Equity Fund	22,010,054.727	16,457,914.078	74.774	3,688,254.063	16.758	1,863,886.586	8.467
MML Enhanced Index Core Equity Fund	569,883.979	358,981.374	62.923	123,025.795	21.565	87,876.810	15.403
MML Small Cap Equity Fund	3,392,205.483	2,710,816.238	79.913	386,776.200	11.402	294,613.045	8.685

Proposal 2J:     To approve the elimination of certain Funds’ fundamental investment restrictions with respect to pledging, mortgaging or hypothecating fund assets.

Proposal 2J: Approve an elimination of certain Funds’ fundamental investment restrictions with respect to pledging, mortgaging, or hypothecating fund assets.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	545,464.059	60.331	238,101.532	26.336	117,758.186	13.024
MML Inflation-Protected Bond Fund	6,684,511.715	4,905,495.040	73.300	1,006,091.289	15.034	772,925.386	11.549
MML Managed Bond Fund	11,337,884.930	8,699,346.857	76.428	1,589,966.710	13.969	1,048,571.363	9.212
MML Blend Fund	18,520,317.670	12,478,243.871	67.374	4,077,887.663	22.017	1,964,186.136	10.605
MML Equity Fund	22,010,054.727	16,054,121.315	72.940	4,047,160.075	18.388	1,908,773.337	8.671
MML Enhanced Index Core Equity Fund	569,883.979	355,475.616	62.309	126,531.553	22.179	87,876.810	15.403
MML Small Cap Equity Fund	3,392,205.483	2,683,130.189	79.097	417,256.647	12.300	291,818.647	8.603

Proposal 2K:    To approve an amendment of a Fund’s fundamental investment restrictions with respect to borrowing money, issuing senior securities and pledging, mortgaging or hypothecating fund assets.

Proposal 2K: Approve an amendment of a Fund’s fundamental investment restrictions with respect to borrowing money, issuing securities and pledging, mortgaging or hypothecating Fund assets.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Small Company Opportunities Fund	2,515,934.949	1,874,102.062	74.484	448,336.757	17.818	193,496.130	7.691

Proposal 2L:     To approve an amendment of a Fund’s fundamental investment restriction with respect to concentrating investments in an industry.

Proposal 2L: Approve an amendment of a Fund’s fundamental investment restriction with respect to concentrating investments in an industry.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Small Company Opportunities Fund	2,515,934.949	1,950,513.120	77.521	377,378.974	14.998	188,042.855	7.474

Proposal 2M:   To approve the elimination of certain Funds’ fundamental investment restrictions with respect to short sales.

Proposal 2M: Approve the elimination of certain Funds’ fundamental investment restrictions with respect to short sales.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	540,605.060	59.794	244,721.747	27.067	115,996.970	12.830
MML Inflation-Protected Bond Fund	6,684,511.715	5,016,931.587	74.965	941,075.651	14.062	726,504.477	10.856
MML Managed Bond Fund	11,337,884.930	8,617,515.613	75.709	1,512,417.233	13.288	1,207,952.084	10.612
MML Blend Fund	18,520,317.670	12,980,807.247	70.087	3,636,938.079	19.637	1,902,572.344	10.272
MML Equity Fund	22,010,054.727	16,327,648.667	74.183	3,860,033.063	17.536	1,822,372.997	8.280
MML Enhanced Index Core Equity Fund	569,883.979	368,810.409	64.646	121,215.601	21.247	79,857.969	13.998
MML Small Cap Equity Fund	3,392,205.483	2,698,206.481	79.541	402,831.631	11.876	291,167.371	8.583

Proposal 2N:    To approve the elimination of certain Funds’ fundamental investment restrictions with respect to investing in oil, gas or other mineral leases, rights, royalty contracts or exploration or development programs.

Proposal 2N:  Approve the

elimination of certain Funds’ fundamental investment

restrictions with respect to

investing in oil, gas or other

mineral leases, rights, royalty

contracts or exploration or

development programs.

	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Inflation-Protected Bond Fund	6,684,511.715	5,306,973.414	79.299	671,113.998	10.028	706,424.303	10.556
MML Enhanced Index Core Equity Fund	569,883.979	399,247.547	69.981	90,778.463	15.912	79,857.969	13.998
MML Small Cap Equity Fund	3,392,205.483	2,921,883.044	86.135	227,484.055	6.706	242,838.384	7.159

Proposal 2O:    To approve the elimination of certain Funds’ fundamental investment restrictions with respect to making loans to any officer, trustee or director or employee of the Trust or Massachusetts Mutual Life Insurance Company (“MassMutual” or in its capacity as the investment manager of each Fund, the “Adviser”), or to MassMutual.

Proposal 2O:  Approve an amendment of certain Funds’ fundamental investment restrictions with respect to

making loans to any officer,

trustee or director or employee

of the Trust or MassMutual,

or to MassMutual.

	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	441,900.089	48.877	344,645.591	38.119	114,778.097	12.695
MML Managed Bond Fund	11,337,884.930	7,845,845.100	68.930	2,468,368.046	21.686	1,023,671.784	8.993
MML Blend Fund	18,520,317.670	11,548,322.667	62.353	5,222,972.104	28.200	1,749,022.899	9.443
MML Equity Fund	22,010,054.727	14,411,204.201	65.475	6,096,528.940	27.699	1,502,321.586	6.825
MML Small Company Opportunities Fund	2,515,934.949	1,663,862.237	66.128	684,475.790	27.204	167,596.922	6.661

Proposal 2P:     To approve the elimination of certain Funds’ fundamental investment restrictions with respect to purchasing or holding the securities of any company, if securities of such company are owned by officers or directors or trustees of MassMutual or the Trust.

Proposal 2P:  Approve the

elimination of certain Funds’ fundamental investment

restrictions with respect to

purchasing or holding the

securities of any company, if

securities of such company are

owned by officers or directors

or trustees of MassMutual or

the Trust.

	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	498,500.560	55.137	283,484.017	31.355	119,339.200	13.199
MML Managed Bond Fund	11,337,884.930	8,179,335.575	71.860	2.096,394.958	18.418	1,062,154.397	9.331
MML Blend Fund	18,520,317.670	12,086,018.482	65.256	4,641,211.646	25.059	1,793,087.542	9.681
MML Equity Fund	22,010,054.727	15,528,322.580	70.551	4,750,126.266	21.582	1,731,605.881	7.866

Proposal 2Q:    To approve the elimination of certain Funds’ fundamental investment restrictions with respect to writing, purchasing or selling puts, calls or combinations thereof.

Proposal 2Q: Approve the elimination of certain Funds’ fundamental investment restrictions with respect to writing, purchasing or selling puts, calls or combinations thereof.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	525,960.841	58.174	245,555.023	27.160	129,807.913	14.357
MML Managed Bond Fund	11,337,884.930	8,641,721.261	75.922	1,450,982.456	12.748	1,245,181.213	10.939
MML Blend Fund	18,520,317.670	12,844,853.447	69.353	3,470,290.630	18.737	2,205,173.593	11.906
MML Equity Fund	22,010,054.727	16,365,972.078	74.357	3,562,565.158	16.186	2,081,517.491	9.456
MML Small Company Opportunities Fund	2,515,934.949	1,954,456.080	77.677	354,478.349	14.089	207,000.520	8.227

Proposal 2R:    To approve the elimination of certain Funds’ fundamental investment restrictions with respect to investing in securities of other investment companies.

Proposal 2R: Approve the elimination of certain Funds’ fundamental investment restrictions with respect to investing in securities of other investment companies.	Shares	Shares For	% of Out- Standing shares	Against	% of Out- Standing shares	Abstain	% of Out- Standing shares
MML Money Market Fund	901,323.777	560,791.300	62.027	225,000.692	24.886	115,531.785	12.778
MML Managed Bond Fund	11,337,884.930	9,458,694.542	83.100	917,947.581	8.064	961,242.807	8.445
MML Blend Fund	18,520,317.670	14,073,848.910	75.989	2,601,924.216	14.048	1,844,544.544	9.959
MML Equity Fund	22,010,054.727	17,863,641.315	81.161	2,356,764.854	10.708	1,789,648.558	8.130
MML Small Company Opportunities Fund	2,515,934.949	2,166,530.451	86.106	206,101.433	8.191	143,303.065	5.696

Item 77O.  Transactions Effected Pursuant to Rule 10f-3

MML Small Cap Growth Equity Fund (Series 7)

On June 22, 2005, Registrant purchased 300 shares issued by Lincoln Educational Service Corp at a price of $20.00 per share, amounting to a $6,000 aggregate purchase price.  Jefferies & Co, an affiliate of Wellington Management Company, LLP, participated in the underwriting syndicate.  Merrill Lynch was the broker from whom the Fund purchased shares.

On June 28, 2005, Registrant purchased 1,600 shares issued by NeuStar Inc at a price of $22.00 per share, amounting to a $35,200 aggregate purchase price.  Jefferies & Co, an affiliate of Wellington Management Company, LLP, participated in the underwriting syndicate.  Morgan Stanley was the broker from whom the Fund purchased shares.